UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017 (June 22, 2017)

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 451-0200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 22, 2017, SLM Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 25, 2017, the record date for the Annual Meeting, 431,334,404 shares of common stock, par value $.20 per share, were outstanding and entitled to vote. At the Annual Meeting, 406,359,101, or approximately 94.20%, of the outstanding shares of common stock entitled to vote were represented in person or by proxy. At the Annual Meeting, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:

Proposal 1 – Election of Directors. The Company’s stockholders elected the following 12 directors to hold office until the 2018 Annual Meeting of Stockholders and until their successors have been duly elected or appointed.

	For	Against	Abstain	Broker Non-Votes
Paul G. Child	394,323,256	431,180	240,170	11,364,495
Carter Warren Franke	394,114,381	636,090	244,135	11,364,495
Earl A. Goode	391,113,999	3,640,256	240,351	11,364,495
Marianne M. Keler	394,170,829	565,394	258,383	11,364,495
Jim Matheson	394,114,494	641,142	238,970	11,364,495
Jed H. Pitcher	394,110,143	641,240	243,223	11,364,495
Frank C. Puleo	393,915,485	829,410	249,711	11,364,495
Raymond J. Quinlan	390,251,110	4,547,643	195,853	11,364,495
Vivian C. Schneck-Last	394,267,608	434,188	292,810	11,364,495
William N. Shiebler	393,988,720	763,209	242,677	11,364,495
Robert S. Strong	394,323,540	428,385	242,681	11,364,495
Kirsten O. Wolberg	394,324,587	427,840	242,179	11,364,495

Proposal 2 – Advisory Vote on Executive Compensation. The Company’s stockholders approved, by an advisory vote, the compensation of its named executive officers.

For	Against	Abstain	Broker Non-Votes
354,070,586	40,654,280	269,740	11,364,495

Proposal 3 – Ratification of the Appointment of KPMG LLP. The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes
401,636,207	4,237,183	485,711	—

Proposal 4 – Approval of an Amendment to the SLM Corporation 2012 Omnibus Incentive Plan and the Material Terms of the Performance Goals under the Plan. The Company’s stockholders approved an amendment to the SLM Corporation 2012 Omnibus Incentive Plan and the material terms of the performance goals under the Plan.

For	Against	Abstain	Broker Non-Votes
385,313,886	9,461,442	219,278	11,364,495

Proposal 5 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The Company’s stockholders selected 1 year as the frequency of future advisory votes on executive compensation.

1 year	2 years	3 years	Abstain
337,395,115	551,985	56,809,199	238,307

The Company has determined that it will hold an advisory vote on the compensation of its named executive officers every year, until the next shareholder advisory vote on the frequency of the advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: June 28, 2017	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel & Corporate Secretary